PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901
Fort Lauderdale, Florida 33301-2068
(954) 880-9484

**Exhibit 5.1**

January 9, 2020

cbdMD, Inc.
8845 Red Oak Boulevard
Charlotte, North Carolina 28217

Ladies and Gentlemen:

We have acted as securities counsel for cbdMD, Inc., a North Carolina corporation (the "Company"), in connection with the issuance of up to 18,400,000 shares (including up to 2,400,000 shares subject to the underwriter's over-allotment option) (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"). The Shares are included in a Registration Statement on Form S-3 (File No. 333-228773) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on April 9, 2019, a base prospectus, dated April 9, 2019, included in the Registration Statement at the time it originally became effective (the "Base Prospectus"), a preliminary prospectus supplement, dated January 8, 2020, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the "Preliminary Prospectus") and a prospectus supplement, dated January 9, 2020, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the "Prospectus"). The Shares are being sold pursuant to an underwriting agreement, dated January 9, 2020, between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters listed on Schedule 1 thereto (the "Underwriting Agreement"). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement, the Prospectus Supplement and the Prospectus; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Underwriting Agreement; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

With respect to the matters of the laws of the Business Corporation Act of the State of North Carolina, we have relied without independent investigation upon the opinion dated January 9, 2020 of Gavigan Law, PLLC, special North Carolina counsel to the Company, filed as Exhibit 5.2 to the Form 8-K, and our opinions set forth herein, insofar as they may be affected by matters of the laws of the State of North Carolina, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Gavigan Law, PLLC.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated January 9, 2020, as filed with the Commission, which is incorporated by reference in the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

Paul Hastings LLP